SALES AGENCY FINANCING AGREEMENT
Sales Agency Financing Agreement (this “Agreement”), dated as of June 22, 2012, between WASHINGTON REAL ESTATE INVESTMENT TRUST, a real estate investment trust organized under the laws of the State of Maryland (the “Company”), and BNY MELLON CAPITAL MARKETS, LLC, a registered broker-dealer organized under the laws of New York (“BNYMCM”).
W I T N E S S E T H :
WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement Common Shares with an aggregate Sales Price of up to $250,000,000 upon the terms and subject to the conditions contained herein; and
WHEREAS, BNYMCM has been appointed by the Company as its agent to sell the Common Shares and agrees to use its commercially reasonable efforts to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained herein.
NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Certain Definitions.
For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b). 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
“Actual Sold Amount” means the number of Issuance Shares that BNYMCM has sold during the Selling Period.
“Additional Registration Statement” has the meaning set forth in Section 3.01.
“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first-mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Time” means the time of sale of any Common Shares pursuant to this Agreement.
“Audit Committee” has the meaning set forth in Section 3.25.

“Board” has the meaning set forth in Section 3.25.
“Closing” has the meaning set forth in Section 2.02.
“Closing Date” means the date on which the Closing occurs.
“Comfort Letter Trigger Event” has the meaning set forth in Section 4.08.
“Commission” means the United States Securities and Exchange Commission.
“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which BNYMCM shall have sold the Maximum Program Amount pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Article VII and (z) the third anniversary of the date of this Agreement.
“Common Shares” shall mean shares of the Company's Common Stock issued or issuable pursuant to this Agreement.
“Common Stock” shall mean the Company's Common Shares of Beneficial Interest, par value $.01 per share.
“Controlling Person” has the meaning set forth in Section 6.01.
“Debt Repayment Triggering Event” has the meaning set forth in Section 3.13.
“Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof.
“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or Rule 462(e) under the Securities Act. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised BNYMCM that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b) or Rule 462(e) under the Securities Act.
“Environmental Laws” has the meaning set forth in Section 3.19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rules” has the meaning set forth in Section 3.25.
“Floor Price” means the minimum price set by the Company in the Issuance Notice below which BNYMCM shall not sell Common Shares during the Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00 without the prior written consent of BNYMCM, which may be withheld in BNYMCM's sole discretion.
“GAAP” has the meaning set forth in Section 3.25.
“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.
“Initial Registration Statement” has the meaning set forth in Section 3.01.
“Intellectual Property Rights” has the meaning set forth in Section 3.18.
“Internal Control Event” has the meaning set forth in Section 3.25.
“Internal Controls” has the meaning set forth in Section 3.25.
“Investment Company Act” has the meaning set forth in Section 3.30.
“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Notice requiring BNYMCM to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.
“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by BNYMCM with respect to any Issuance, which may not exceed $50,000,000 without the prior written consent of BNYMCM, which may be withheld in BNYMCM's sole discretion.
“Issuance Date” means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.
“Issuance Notice” means a written notice to BNYMCM delivered in accordance with this Agreement in the form attached hereto as Exhibit A.
“Issuance Price” means the Sales Price less the Selling Commission.
“Issuance Shares” means all Common Shares issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.
“Issuance Supplement” means a Prospectus Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act with respect to the Issuance of Common Shares.
“Licenses” has the meaning set forth in Section 3.16.
“Material Adverse Effect” has the meaning set forth in Section 3.05.
“Maximum Program Amount” means Common Shares with an aggregate Sales Price of $250,000,000 (or, if less, the aggregate amount of Common Shares registered under the Registration Statement).
“Officers' Certificate Trigger Event” has the meaning set forth in Section 4.09.
“Opinion Trigger Event” has the meaning set forth in Section 4.07.
“PCAOB Rules” and “PCAOB” means the Public Company Accounting Oversight Board.
“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the New York Stock Exchange.
“Prospectus” means the base prospectus as included in the Registration Statement as supplemented by the prospectus supplement containing the plan of distribution of the Common Shares, in the form in which it is filed with the Commission pursuant to Rule 424(b), including all material incorporated by reference therein.
“Prospectus Supplement” has the meaning set forth in Section 5.01(k).
“Registration Rights” has the meaning set forth in Section 3.09.
“Registration Statement” at any particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.
“Representation Date” has the meaning set forth in the introductory paragraph of Article III.
“Rules and Regulations” means the rules and regulations of the Commission.
“Sales Price” means the actual sale execution price of each Common Share sold by BNYMCM on the Principal Market hereunder in the case of ordinary brokers' transactions, or as otherwise agreed by the parties in other methods of sale.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” has the meaning set forth in Section 3.25.
“Selling Commission” means a mutually agreed rate not to exceed 1% of the Sales Price of Common Shares sold during a Selling Period.
“Selling Period” means the period of one to twenty consecutive Trading Days (as determined by the Company in the Company's sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.
“Settlement Date” means the third business day following each Trading Day during the Selling Period, when the Company shall deliver to BNYMCM the amount of Common Shares sold on such Trading Day and BNYMCM shall deliver to the Company the Issuance Price received on such sales. Alternatively, the Company may settle all sales for each Selling Period on the third business day following the last day of the Selling Period, whereon the Company shall deliver to BNYMCM the amount of Common Shares sold during the Selling Period and BNYMCM shall deliver to the Company the Issuance Price received on such sales.
“Stand Off Period” has the meaning set forth in Section 4.10.
“Subsidiary” and “Subsidiaries” have the meaning set forth in Section 3.06.
“Trading Day” means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.
“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
ARTICLE II
ISSUANCE AND SALE OF COMMON SHARES
Section 2.01    (a) Issuance. Upon the terms and subject to the conditions of this Agreement, the Company may issue Common Shares through BNYMCM and BNYMCM shall use its commercially reasonable efforts to sell Common Shares, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with such number of Issuance Notices as the Company shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Common Shares sold under this Agreement equals the Maximum Program Amount or this Agreement is otherwise terminated. Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, BNYMCM will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in such Issuance Notice into the Principal Market, and otherwise in accordance with the terms of such Issuance Notice. BNYMCM will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof. BNYMCM may sell Issuance Shares in the manner described in Section 2.01(b) herein. The Company acknowledges and agrees that (i) there can be no assurance that BNYMCM will be successful in selling Issuance Shares and (ii) BNYMCM will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by BNYMCM to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01. In acting hereunder, BNYMCM will be acting as agent for the Company and not as principal.
(b)Method of Offer and Sale.
The Common Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in clause (1) above, and either party may withhold its consent thereto in such party's sole discretion.
(c)Issuances.
Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 5.01 and 5.02 hereof have been satisfied, the Company may exercise its right to call for an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to BNYMCM. The number of Issuance Shares that BNYMCM shall use its commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.
Section 2.02    Effectiveness.

The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to BNYMCM a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to BNYMCM a certificate executed by the Chief Executive Officer, the President or any Senior Vice President of the Company and by the Chief Financial Officer or Executive Vice President Accounting and Administration of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Arent Fox LLP, special counsel to the Company, shall deliver to BNYMCM an opinion, dated the date of the Closing and addressed to BNYMCM, substantially in the form of Exhibit B, attached hereto; (iv) each of Baker Tilly Virchow Krause, LLP and Ernst & Young LLP shall deliver to BNYMCM a letter, dated the Closing Date, in form and substance reasonably satisfactory to BNYMCM; and (v) the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by BNYMCM in writing prior to the Closing.
Section 2.03    Mechanics of Issuances.
(a)    Issuance Notice. On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to BNYMCM, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount for each Issuance as designated by the Company in the applicable Issuance Notice shall in no event exceed $50,000,000 without the prior written consent of BNYMCM, which may be withheld in BNYMCM's sole discretion and (2) notwithstanding anything in this Agreement to the contrary, BNYMCM shall have no further obligations with respect to any Issuance Notice if and to the extent the aggregate Sales Price of the Issuance Shares sold pursuant thereto, together with the aggregate Sales Price of the Common Shares previously sold under this Agreement, shall exceed the Maximum Program Amount.
(b)    Delivery of Issuance Notice. An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile, e-mail or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by BNYMCM. No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.
(c)    Floor Price. BNYMCM shall not sell Common Shares below the Floor Price during any Selling Period, and such Floor Price may be adjusted by the Company at any time during any Selling Period upon notice to BNYMCM and confirmation to the Company.
(d)Determination of Issuance Shares to be Sold. The number of Issuance Shares to be sold by BNYMCM with respect to any Issuance shall be the Actual Sold Amount during the Selling Period.

(e)Trading Guidelines. BNYMCM may, to the extent permitted under the Securities

Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect provided that (i) no such purchase or sales shall take place while an Issuance Notice is in effect (except to the extent BNYMCM may engage in sales of Issuance Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity), (ii) in no circumstances shall BNYMCM have a short position in the Common Stock for its own account and (iii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by BNYMCM. In addition, the Company hereby acknowledges and agrees that BNYMCM's Affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time BNYMCM is acting as agent pursuant to this Agreement.

Section 2.04    Settlements. Subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting BNYMCM or its designee's account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, BNYMCM will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that it will (i) hold BNYMCM harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to BNYMCM any Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, BNYMCM may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

Section 2.05    Use of Free Writing Prospectus. Neither the Company nor BNYMCM has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute without the other party's prior written consent, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act.
Section 2.06    Material Non-Public Information. Notwithstanding any other provision of this Agreement, BNYMCM shall not be obligated to sell any Issuance Shares hereunder during any period in which it reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, BNYMCM that as of the Closing Date, as of each Issuance Date, as of each Settlement Date and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:
Section 3.01    Listing; Filing and Effectiveness of Registration Statement. The Common Stock is

registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “WRE” and the Common Shares have been listed on the Principal Market, subject to notice of issuance. The Company has filed with the Commission a registration statement on Form S-3 (File No. [•]), covering the registration of the Common Shares under the Securities Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, (i) a Rule 462(b) registration statement covering the registration of Common Shares, or (ii) any other further registration statements for the purpose of registering additional Common Shares to be sold pursuant to the Agreement. At any particular time, this Rule 462(b) registration statement or such other further registration statement, in the form then on file with the Commission, including (if applicable) the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.
As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Securities Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) or Rule 462(e) and is not proposed to be amended. The Common Shares all have been or will be duly registered under the Securities Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
Section 3.02    Compliance with Securities Act Requirements.
(i) Each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Prospectus, as of each Applicable Time, will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by BNYMCM specifically for use therein.
Section 3.03    Incorporated Documents The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations.
Section 3.04    Ineligible Issuer Status. (i) The Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Common Shares, all as described in Rule 405. At the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) made any offer in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
Section 3.05    Good Standing of the Company.
The Company has been duly organized and is validly existing as a real estate investment trust of unlimited duration with transferable shares of beneficial interest in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or the results of operations, business, properties or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).
Section 3.06    Subsidiaries.
Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) (which term includes corporations, limited and general partnerships, limited liability companies, joint ventures and other entities, and includes direct and indirect subsidiaries), if any, has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Subsidiary.
Section 3.07    Common Shares. The Common Shares and all other outstanding shares of Common Stock have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Prospectus; all outstanding shares of Common Stock are, and, when the Common Shares have been delivered and paid for in accordance with this Agreement, such Common Shares will have been, validly issued, fully paid and nonassessable, will be consistent with the information in the Prospectus and will conform to the description thereof contained in the Prospectus; the shareholders of the Company have no preemptive rights with respect to the Common Shares; and none of the outstanding shares of Common Stock have been issued in violation of any preemptive or similar rights of any security holder.
Section 3.08    Finder's Fee.

Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or BNYMCM for a brokerage commission, finder's fee or other like payment in connection with this offering.
Section 3.09    Registration Rights.
Except the Company's obligation to deliver registered common shares in connection with the exercise of the exchange provisions of the Amended and Restated Limited Liability Company Agreement of WRIT-MBA, LLC, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “Registration Rights”).
Section 3.10    Listing.
The Common Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance.
Section 3.11    Absence of Further Requirements.
No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Common Shares by the Company, except (a) such as have been obtained or made, (b) the filing of Issuance Supplements and Current Reports on Form 8-K with respect to Issuances and (c) such as may be required under state securities laws.
Section 3.12    Title to Property.
The Company or its subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Prospectus as owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or that are not material in amount. The Company has no reasonable basis to believe that the lessee under any lease calling for annual lease payments in excess of one percent of the Company's annual revenue for its last full fiscal year is not financially capable of performing its obligations thereunder (excluding leases for which rent payments due for the remainder of such lease are less than such amount).
Section 3.13    Absence of Defaults and Conflicts Resulting from Transaction.
The execution, delivery and performance of this Agreement, and the issuance and sale of the Common Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the declaration of trust, partnership agreement, charter or by-laws or other organizational documents of the Company or any of its subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
Section 3.14    Absence of Existing Defaults and Conflicts.
Neither the Company nor any of its subsidiaries is in violation of its respective declaration of trust, partnership agreement, charter or by-laws or other organizational document or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.
Section 3.15    Authorization of Agreement.
This Agreement has been duly authorized, executed and delivered by the Company.
Section 3.16    Possession of Licenses and Permits.
The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
Section 3.17    Absence of Labor Dispute.
No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that, in any such case, could have a Material Adverse Effect.
Section 3.18    Possession of Intellectual Property.
The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
Section 3.19    Environmental Laws.
Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
Section 3.20    Accurate Disclosure.
The statements in the Prospectus under the heading “Description of Shares” and “Federal Income Tax Consequences” and under the heading “Risk Factors” in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the statements in the Registration Statement under Item 15 insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.
Section 3.21    REIT Status.
With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, as amended, and the Company's present and contemplated operations, assets and income continue to meet such requirements.
Section 3.22    Insurance.
The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; and the Company and each of its subsidiaries has obtained title insurance on all of the properties owned by each of them in an amount at least equal to the original purchase price to acquire land and improvements and such title insurance is in full force and effect.
Section 3.23    Taxes.
The Company has filed all federal, state and foreign income tax returns that have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due.
Section 3.24    Statistical and Market-Related Data.
Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
Section 3.25    Compliance with the Sarbanes-Oxley Act.
Except as set forth in the Prospectus, (i) the Company, its subsidiaries and the Company's Board of

Trustees (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules; (ii) the Company has adopted and has disclosed corporate governance guidelines; (iii) the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal control over financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”), which (x) complies with the Securities Laws; (y) provides reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States (“GAAP”) and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto; and (z) is overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with Exchange Rules; (iv) since the disclosure on May 9, 2007 of a weakness in disclosure controls, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect; and (v) “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (“PCAOB Rules” and “PCAOB,” respectively), and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).
Section 3.26    Litigation.
Except as set forth in the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Common Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company's knowledge, contemplated.
Section 3.27    Financial Statements and Independent Accountants.
The financial statements included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis and the schedules included in each Registration Statement and the Prospectus present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements, if any, included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Prospectus, if any, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. The historical summaries of revenue and certain operating expenses included in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with GAAP. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus presents fairly the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants within the meaning of the Securities Laws.
Section 3.28    Accuracy of Exhibits.
There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto that have not been so described and filed as required.
Section 3.29    No Material Adverse Change in Business.
Except as disclosed in the Prospectus, since the end of the period covered by the latest audited financial statements included in the Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) except for ordinary quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii)  there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
Section 3.30    Investment Company Act.
The Company is not and, after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
Section 3.31    Ratings.
No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii)  has indicated to the Company that it is considering any downgrading in the rating of any debt securities of the Company, or making any public announcement that it has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

Section 3.32    Actively-Traded Security.
Except under circumstances where the Company has provided BNYMCM with the notice required pursuant to Section 4.12 of this Agreement, the Common Stock is an “actively−traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

ARTICLE IV
COVENANTS

The Company covenants and agrees during the term of this Agreement with BNYMCM as follows:
Section 4.01    Registration Statement and Prospectus. (i) To make no amendment or supplement to the Registration Statement or the Prospectus after the date of delivery of an Issuance Notice and prior to the related Settlement Date(s) that is reasonably disapproved by BNYMCM promptly after reasonable notice thereof; (ii) to prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by BNYMCM and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby, and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is required by applicable law or by the rules and regulations of the Commission; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares and (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus unless such Reports have been filed with the Commission under the Exchange Act after the date of delivery of an Issuance Notice and prior to the related Settlement Date(s)) at any time prior to having afforded BNYMCM a reasonable opportunity to review and comment thereon; (iv) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise BNYMCM, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information or the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any documents incorporated by reference therein); and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly commercially reasonable efforts to obtain its withdrawal;
Section 4.02    Blue Sky. To use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as BNYMCM may reasonably request to cooperate with BNYMCM in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as BNYMCM may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction;
Section 4.03    Copies of Registration Statement and Prospectus. To furnish BNYMCM with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as BNYMCM may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify BNYMCM and request BNYMCM to suspend offers to sell Common Shares (and, if so notified, BNYMCM shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise BNYMCM promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period BNYMCM is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement;
Section 4.04    Rule 158. To make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act);

Section 4.05    Information. To furnish to BNYMCM (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to shareholders and filed with the Commission pursuant to the Exchange Act, and deliver to BNYMCM (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as BNYMCM may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);
Section 4.06    Representations and Warranties. That each delivery of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to BNYMCM that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) , and (ii) an undertaking that the Company will advise BNYMCM if any of such representations and warranties will not be true and correct as of the Settlement Date for the Common Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares);
Section 4.07    Opinions of Counsel. That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by BNYMCM within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such amendment or supplement, an “Opinion Trigger Event”), the Company shall at such time selected by the Company on or following the date of such Opinion Trigger Event (except that during a Selling Period or any other period in which a prospectus relating to the Issuance Shares is required to be delivered to BNYMCM under the Securities Act, such time shall be as soon as practicable and in no event later than one Trading Day after each Opinion Trigger Event that occurs during such period; and provided that in any case delivery shall be a condition to the delivery of an Issuance Notice) furnish or cause to be furnished forthwith to BNYMCM a written opinion of Arent Fox LLP, special counsel to the Company, dated the date of delivery and in form reasonably satisfactory to BNYMCM, (i) if such counsel has previously furnished an opinion to the effect set forth in Exhibit B hereto, to the effect that BNYMCM may rely on such previously furnished opinion of such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if such counsel has not previously furnished an opinion to the effect set forth in Exhibit B hereto, of the same tenor as such opinion of such counsel but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;
Section 4.08    Comfort Letters. That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), in any case to set forth financial information included in or derived from the Company's financial statements or accounting records (each such amendment or supplement, a “Comfort Letter Trigger Event”), the Company shall at such time selected by the Company on or following the date of such Comfort Letter Trigger Event (except that during a Selling Period or any other period in which a prospectus relating to the Issuance Shares is required to be delivered by BNYMCM under the Securities Act, such time shall be as soon as practicable and in no event later than one Trading Day after each Comfort Letter Trigger Event that occurs during such period; and provided that in any case delivery shall be a condition to the delivery of an Issuance Notice) cause the independent registered public accounting firm who has audited the financial statements so included or incorporated by reference in the Registration Statement forthwith to furnish to BNYMCM a letter, dated the date of delivery, in form reasonably satisfactory to BNYMCM, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to BNYMCM;
Section 4.09    Officers' Certificate. That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by BNYMCM within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such amendment or supplement, an “Officers' Certificate Trigger Event”), the Company shall at such time selected by the Company on or following the date of such Officers' Certificate Trigger Event (except that during a Selling Period or any other period in which a prospectus relating to the Issuance Shares is required to be delivered by BNYMCM under the Securities Act, such time shall be as soon as practicable and in no event later than one Trading Day after each Officers' Certificate Trigger Event that occurs during such period; and provided that in any case delivery shall be a condition to the delivery of an Issuance Notice) furnish or cause to be furnished forthwith to BNYMCM a certificate, dated the date of delivery, in such form and executed by such officers of the Company as is reasonably satisfactory to BNYMCM, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;
Section 4.10    Stand Off Agreement. Without the written consent of BNYMCM, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Issuance Notice is delivered to BNYMCM hereunder and ending on the fifth (5th) Trading Day immediately following the Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice (the “Stand Off Period”); provided, however, that such restriction will not be required in connection with the Company's issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company's Commission filings and (iii) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons; and
Section 4.11    Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) during the Stand Off Period, sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than BNYMCM.
Section 4.12    Exemption from Regulation M.
If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the other party and sales of Common Shares under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

ARTICLE V
CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT

Section 5.01    Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of BNYMCM to Sell Common Shares During the Selling Period(s).
The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of BNYMCM to sell Common Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date(s), of each of the following conditions:
(a)Effective Registration Statement and Authorizations. The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Issuance Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by BNYMCM thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of BNYMCM and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03. The authorizations referred to in Section 3.11 of this Agreement shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Common Shares.

(b)Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time.

(c)Performance by the Company. The Company shall have in all material respects performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

(d)No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e)Material Adverse Changes. Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement or the Prospectus (including the documents incorporated by reference therein and any supplements thereto).

(f)No Suspension of Trading In or Delisting of Common Stock; Other Events.
The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (ii) below) any of the following: (i) if trading generally on the New York Stock Exchange, the NYSE Amex, the NYSE Arca or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of BNYMCM makes it impracticable or inadvisable to proceed with the sale of Common Shares of the Company.

(g)Comfort Letter. The independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement shall have furnished to BNYMCM a letter required to be delivered pursuant to Section 4.08 on or before the date on which satisfaction of this condition is determined.

(h)No Defaults. The execution and delivery of this Agreement and the issuance and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement will not result in the Company or any of the Subsidiaries being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company or any of its Subsidiaries, or of any agreement, instrument or other undertaking to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company, any of its Subsidiaries or any of their property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)Trading Cushion. The Selling Period for any previous Issuance Notice shall have expired.

(j)Maximum Issuance Amount. In no event may the Company issue an Issuance

Notice to sell an Issuance Amount to the extent that (I) the sum of (x) the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, would exceed the Maximum Program Amount or (II) the requested Issuance Amount exceeds $50,000,000.

(k)Prospectus Supplement and Issuance Supplement. (a) A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BNYMCM on or prior to the Issuance Date.

(b) To the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BNYMCM on or prior to the Issuance Date.
(l)Counsel Letter. The counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to BNYMCM, shall have furnished to BNYMCM their written opinion required to be delivered pursuant to Section 4.07 on or before the date on which satisfaction of this condition is determined.

(m)Officers' Certificate. The Company shall have furnished or caused to be furnished to BNYMCM an officers' certificate executed by the Chief Executive Officer, the President or any Senior Vice President of the Company and by the Chief Financial Officer or Executive Vice President Accounting and Administration of the Company, required to be delivered pursuant to Section 4.09 on or before the date on which satisfaction of this condition is determined, as to the matters specified in Section 2.02(ii).

(n)Other Documents. On the Closing Date and prior to each Issuance Date and Settlement Date, BNYMCM and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be reasonably satisfactory in form and substance to BNYMCM and its counsel.

Section 5.02    Documents Required to be Delivered on each Issuance Date. BNYMCM's obligation to sell Common Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to BNYMCM on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to BNYMCM, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).
Section 5.03    Suspension of Sales. The Company or BNYMCM may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party's obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against BNYMCM unless it is made to one of the individuals named on Schedule A hereto, as such Schedule may be amended from time to time. BNYMCM agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule A annexed hereto, as such Schedule may be amended from time to time.

ARTICLE VI
INDEMNIFICATION AND CONTRIBUTION

Section 6.01    Indemnification by the Company. The Company agrees to indemnify and hold harmless BNYMCM, its officers, directors, employees and agents, and each Person, if any, who controls BNYMCM within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person's respective officers, directors, employees and agents (collectively, the “Controlling Persons”), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which BNYMCM, its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to BNYMCM or its plan of distribution furnished in writing to the Company by BNYMCM expressly for use therein, and the Company shall reimburse BNYMCM, its officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.
Section 6.02    Indemnification by BNYMCM. BNYMCM agrees to indemnify and hold harmless the Company, its officers, trustees, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person's respective officers, directors, employees and agents, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, trustees, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to BNYMCM or its plan of distribution furnished to the Company by BNYMCM expressly for use therein.
Section 6.03    Conduct of Indemnification Proceedings. Promptly after receipt by any Person (an

“Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action. In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes, based upon the advice of counsel, that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.
Section 6.04    Contribution. If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and BNYMCM, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and BNYMCM on the other hand from the offering of the Common Shares to which such losses, claims, damages or liabilities relate. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of BNYMCM in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and by BNYMCM, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by BNYMCM in respect thereof. The relative fault of the Company, on the one hand, and of BNYMCM, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or by BNYMCM on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and BNYMCM agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.04, BNYMCM shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.04 each officer, director, employee and agent of BNYMCM, and each Controlling Person, shall have the same rights to contribution as BNYMCM, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The obligations of the Company and BNYMCM under this Article VI shall be in addition to any liability that the Company and BNYMCM may otherwise have.

ARTICLE VII
TERMINATION

Section 7.01    Term. Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.
Section 7.02    Termination by BNYMCM. BNYMCM may terminate the right of the Company to effect any Issuances under this Agreement upon one (1) Trading Day's notice if any of the following events shall occur:
(a)    The Company or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;
(b)    Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries;
(c)    The Company shall fail to maintain the listing of the Common Stock on the Principal Market; or
(d)    Since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or
(e)    BNYMCM shall have given ten (10) days' notice of its election to terminate this Agreement, in its sole discretion, at any time.
Section 7.03    Termination by the Company. The Company shall have the right, by giving ten (10) days' notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. After delivery of such notice, the Company shall no longer have any right to deliver any Issuance Notices hereunder.
Section 7.04    Liability; Provisions that Survive Termination. If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party to any other party except as provided in Section 9.02 and for the Company's obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BNYMCM and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01    Press Releases and Disclosure. The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with BNYMCM prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without prior notice to the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.
Section 9.02    Expenses. The Company covenants and agrees with BNYMCM that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to BNYMCM; (ii) BNYMCM's reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of Hogan Lovells US LLP, counsel for BNYMCM, in connection with this Agreement and the Registration Statement and any Issuances hereunder and ongoing services in connection with the transactions contemplated hereunder; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for BNYMCM), and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section. During the term of this Agreement, the Company shall pay BNYMCM's attorneys' fees for its quarterly due diligence review.
Section 9.03    Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: Washington Real Estate Investment Trust, 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852, Attention: William T. Camp, Chief Financial Officer, Facsimile No.: (301) 984-9610, with a copy (which shall not constitute notice) to each of: Washington Real Estate Investment Trust, 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852, Attention: Tom Morey, Senior Vice President & General Counsel, Facsimile No.: (301) 984-9610 and Arent Fox, LLP, 1050 Connecticut Avenue, NW, Washington, DC 20036-5339, Attention: Jeffrey E. Jordan, Esq., Facsimile No.: (202) 857-6395; and (ii) if to BNYMCM, BNY Mellon Capital Markets, LLC, 32 Old Slip, 15th Floor, New York, New York 10286, Attention: Daniel C. de Menocal, Jr.; Facsimile No.: 212-804-5057, with a copy (which shall not constitute notice) to: Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, DC 20004, Attention: Samantha Sacks Gallagher, Facsimile No.: (202) 637-5910. Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.
Section 9.04    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05    Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
Section 9.06    No Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or BNYMCM. Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, trustees, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.
Section 9.07    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
Section 9.08    Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.
Section 9.09    Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.
Section 9.10    Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.
Section 9.11    Waiver of Jury Trial. The Company and BNYMCM each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.
Section 9.12    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.
Section 9.13    Adjustments for Share Splits, etc. The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect share splits, share dividends, reverse share splits, combinations and similar events.
Section 9.14    No Fiduciary Duty. The Company acknowledges and agrees that BNYMCM is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that BNYMCM is acting in such capacity in connection with the offering of the Common Shares contemplated hereby. Additionally, BNYMCM is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and BNYMCM shall have no responsibility or liability to the Company with respect thereto. Any review by BNYMCM of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of BNYMCM and shall not be on behalf of the Company.
Section 9.15    Termination of Prior Agreement. The parties acknowledge and agree that the Sales Agency Financing Agreement, dated as of November 12, 2009, as amended, between the Company and BNYMCM is hereby terminated as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ William T. Camp
	Name:	William T. Camp
	Title:	Executive Vice President
and Chief Financial Officer

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Daniel C. de Menocal, Jr.
	Name:	Daniel C. de Menocal, Jr.
	Title:	Managing Director

EXHIBIT A

ISSUANCE NOTICE
[Date]
BNY Mellon Capital Markets, LLC
32 Old Slip (15th Floor)
New York, New York 10286

Attn: Daniel C. de Menocal, Jr.
Harold J. Skirlis

Reference is made to the Sales Agency Financing Agreement between Washington Real Estate Investment Trust (the “Company”) and BNY Mellon Capital Markets, LLC dated as of June 22, 2012. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b)):
Number of Days in Selling Period:
First Date of Selling Period:
Last Date of Selling Period:
Settlement Date(s):
Issuance Amount:
Commission:

Floor Price Limitation (Adjustable by Company during the Selling Period, and in no event less than $1.00 without the prior written consent of BNYMCM, which consent may be withheld in BNYMCM's sole discretion): $ ____ per share

Comments:

WASHINGTON REAL ESTATE INVESTMENT TRUST
By:
Name:
Title: Authorized Signatory

EXHIBIT B
FORM OF OPINION OF ARENT FOX, LLP, SPECIAL COUNSEL OF THE COMPANY
1. Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with trust power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into this Agreement and to consummate the transactions contemplated in the Prospectus; and at the time of the filing of the Registration Statement and the time of the filing of any post-effective amendment to the Registration Statement (including the filing of the Annual Report on Form 10-K), the conditions for use of a registration statement on Form S-3 were satisfied. The Company is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

2. Subsidiaries. WRIT Limited Partnership has been duly organized and is validly existing as a partnership in good standing under the laws of Delaware and has partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. All of the issued and outstanding ownership interests of WRIT Limited Partnership have been duly authorized and are validly issued, are fully paid and, except to the extent provided in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, are non-assessable. Except as otherwise stated in the Prospectus, to the knowledge of such counsel, all of such ownership interests are owned by the Company, directly or through subsidiaries, and are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. To such counsel's knowledge, none of the outstanding ownership interests of WRIT Limited Partnership was issued in violation of preemptive or other similar rights of any security holder of WRIT Limited Partnership. WRIT Limited Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

3. Common Shares; Capitalization. The Common Shares have been duly authorized and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and all other outstanding common shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable. The Common Shares and all other outstanding common shares of beneficial interest in the Company are consistent with the information in the Prospectus and conform to the description thereof contained in the Prospectus in all material respects. The authorized equity capitalization of the Company is as set forth in the Prospectus. To such counsel's knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for any common shares of beneficial interest or other securities of the Company, except as described in the Prospectus. The shareholders of the Company have no preemptive rights with respect to the Common Shares, and none of the outstanding shares of beneficial interest of the Company have been issued in violation of any preemptive or similar rights of any security holder arising by operation of law or, to such counsel's knowledge, otherwise.

4. Registration Rights. To the knowledge of such counsel, there are no contracts, agreements or understandings between the Company and any person granting such person registration rights, except the Company's obligation to deliver registered common shares in connection with the exercise of the exchange provisions of the Amended and Restated Limited Liability Company Agreement of WRIT-

MBA, LLC.

5. Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act.

6. Absence of Further Requirements. No consent, approval, authorization or order of, or registration or filing with, any person (including any governmental agency or body or any court) is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Common Shares by the Company, except (i) such as have been obtained or made, (ii) filing of Issuance Supplements and Current Reports on Form 8-K with respect to Issuances, (iii) such filings as may be required by the FINRA and (iv) such filings as may be required under state securities laws, as to which such counsel need express no opinion.

7. Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the issuance and sale of the Common Shares have been duly authorized by the Company and will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or WRIT Limited Partnership pursuant to (a) the declaration of trust, partnership agreement, charter or by-laws or other organizational document of the Company or the WRIT Limited Partnership, (b) any order of any government agency or body or court, (c) any applicable law or (d) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement (except that such counsel need express no opinion as to compliance with any financial covenants or financial ratios contained therein). For purposes of this paragraph the term “order of any government agency or body or court” means a decree, order or other official action of any court or other governmental body that is, to such counsel's knowledge, applicable to the Company or WRIT Limited Partnership, and “applicable law” means, subject to the exclusions in the next sentence, any provision of federal or state law or regulation that is generally applicable to organizations such as the Company or WRIT Limited Partnership. The term “applicable law” excludes federal and state securities laws, rules and regulations.

8. Compliance with Registration Requirements; Effectiveness. The Initial Registration Statement automatically became effective under the Act pursuant to Rule 462(e) as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus was filed with the Commission in accordance with and pursuant to the subparagraph of Rule 424(b) specified in such opinion (or, if stated in such opinion, pursuant to Rule 462(c)) on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof or suspending the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission. The statements in the Registration Statements and Prospectus of legal matters, agreements, documents or proceedings are accurate and fair summaries thereof and present the information required to be shown in all material respects. To such counsel's knowledge, there are no legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required. The Common Shares conform as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption “Description of Shares.”

9. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

10. Absence of Existing Defaults and Conflicts. To such counsel's knowledge, neither the Company nor the WRIT Limited Partnership is in violation of its declaration of trust, bylaws, partnership agreement, operating agreement or other organizational documents and no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in a Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to a Registration Statement except as described in the Prospectus (except that such counsel need express no opinion as to compliance with any financial covenants or financial ratios contained therein).

11. Permitted Investments. The investments of the Company described in the Prospectus are permitted investments under its declaration of trust.

12. REIT Status. Since and including the taxable year ended December 31, 2006, the Company has been organized and has operated in conformity with the requirements for qualification and taxation of the Company as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and the Company's current organization and present and proposed method of operation (as described in the Registration Statement and the Prospectus) will permit the Company to continue to so qualify, and the discussion in the Prospectus, under the heading “Federal Income Tax Consequences,” to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, is accurate in all material respects, and the discussion thereunder fairly summarizes the U.S. federal income tax considerations that are likely to be material to a holder of the Common Shares.

13. Documents Incorporated by Reference. Each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form when so filed with the Commission in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

14. Disclosure. Each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates and as of the date hereof (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), complied or comply, as applicable, as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

15. Listing. The Common Shares have been authorized for listing, subject to official notice of issuance, by the New York Stock Exchange.

15. Such counsel has examined copies of the Registration Statement and the Prospectus (including the documents incorporated therein by reference) and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Without independent investigation and verification other than as stated herein, on the basis of the information such counsel obtained in the course of the participation referred to above, such counsel has no reason to believe that (i) any part of a Registration

Statement or any amendment thereto, including the documents incorporated by reference therein (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of its effective date or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus or any amendment or supplement thereto, including the documents incorporated by reference therein (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of its date or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Schedule A
to Sales Agency Financing Agreement
BNYMCM

Daniel C. de Menocal

Telephone:	(212) 804-5094
Facsimile:	(212) 804-5057
Address:	32 Old Slip, 15th Floor New York, New York 10286

Harold J. Skirlis

Telephone:	(212) 804-2380
Facsimile:	(212) 804-5057
Address:	32 Old Slip, 15th Floor New York, New York 10286

Washington Real Estate Investment Trust